Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F., Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong 香港紅磡德豐街22號海濱廣場二期13樓1304室 Tel : (852) 2126 2388 Fax: (852) 2122 9078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of China Ceramics Co., Ltd., and its subsidiaries (collectively, the “Company”) dated September 23, 2020 of our report dated May 20, 2020 included in its Annual Report on Form 20-F relating to the consolidated statements of financial position of the Company as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2019.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

September 23, 2020